UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

American Commercial Lines Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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THE FOLLOWING DISCLOSURE AMENDS THE BIOGRAPHICAL INFORMATION FOR EUGENE I. DAVIS, A DIRECTOR OF AMERICAN COMMERCIAL LINES INC., THAT APPEARS IN THE DEFINITIVE PROXY STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 18, 2008:

		Director
Name and Age	Business Experience and Directorships	Since

Eugene I. Davis (53) Director	Mr. Davis was appointed as a director of ACL on January 11, 2005. Since 1999, Mr. Davis has served as the Chairman and Chief Executive Officer of PIRINATE Consulting Group, LLC, a turn-around and corporate consulting firm. Mr. Davis was the Chairman and Chief Executive Officer of RBX Industries, Inc., a manufacturer and distributor of foam products, from September 2001 to November 2003 and served as the Chief Restructuring Officer for RBX Industries, a manufacturer and distributor of rubber and plastic-based foam products, from January 2001 to September 2001. Mr. Davis has served on the CFN Liquidating Trust Committee for the former Contifinancial Corporation and its affiliates since April 2001. Mr. Davis currently serves as Chairman of the Board of Directors of Atlas Air Worldwide Holdings, Inc. and Atari, Inc; a director of Delta Air Lines, Inc., Footstar, Inc., Knology, Inc., Pliant Corporation, Rural/Metro Corporation, Salton, Inc., SeraCare Life Sciences, Silicon Graphics, Inc., Terrestar Corporation and Viskase Companies Inc.; and Chairman of Foamex International Inc. and Haights Cross Communication. In April 2008, Mr. Davis was elected to the Board of Directors of Media General Inc.	2005